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                                                                    EXHIBIT 23.1


                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form S-4 of Amkor Technology, Inc. of our reports:

- dated June 5, 1999, except as to Note 25, which is as of October 29, 1999, and as to Note 31, which is as of November 29, 1999, relating to the consolidated financial statements of Anam Semiconductor, Inc. (formerly Anam Industrial Co., Ltd.) and its subsidiaries, prepared under generally accepted accounting principles in the United States, appearing in Amkor Technology, Inc.'s Form 8-K/A dated December 7, 1999;

- dated March 20, 1998, except for Note 3 as to which the date is October 23, 1998, relating to the consolidated financial statements of Anam Semiconductor, Inc. and its subsidiaries, prepared under generally accepted accounting principles in Korea, appearing in Amkor Technology, Inc.'s, Annual Report on Form 10-K for the year ended December 31, 1998; and

- dated February 10, 1999, except for Note 4 as to which the date is March 18, 1999, relating to the financial statements of the Kwangju Packaging Business of Anam Semiconductor, Inc., appearing in Amkor Technology, Inc.'s Form 8-K dated April 21, 1999.

We also consent to the references to our firm under the caption "Experts" in this Registration Statement.


/s/ SAMIL ACCOUNTING CORPORATION

Seoul, Korea
December 7, 1999